                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LNR Property Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   (LNR LOGO)

 Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172 - - (305) 485-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 12, 2000

TO THE STOCKHOLDERS OF LNR PROPERTY CORPORATION:

     Notice is hereby given that the Annual Meeting of the stockholders of LNR Property Corporation will be held at the Doral Park Country Club, 5001 N.W. 104th Avenue, Miami, Florida, on Wednesday, April 12, 2000, at 11:00 o'clock a.m. (Eastern Daylight Savings Time) for the following purposes:

          1. To elect directors.

          2. To vote upon a proposal to amend the Company's Certificate of Incorporation to divide the directors into three classes.

          3. To vote upon a proposal to approve the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan.

          4. To transact such other business as may properly come before the meeting.

     Only stockholders of record as of the close of business on February 15, 2000 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. The Company's transfer books will not be closed.

     If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used.

                                          By Order of the Board of Directors

                                          MARGARET A. JORDAN
                                            Secretary

Dated: March 17, 2000

                                PROXY STATEMENT

                      SOLICITATION AND REVOCATION OF PROXY

     The accompanying Proxy is solicited by the management of LNR Property Corporation (the "Company" or "LNR"). All shares represented by proxies will be voted in the manner designated; or if no designation is made, they will be voted for the election of directors, for the proposal to amend the Certificate of Incorporation to divide the directors into three classes and for the proposal to approve the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan. Shares represented by proxies which instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED ON OR ABOUT MARCH 17, 2000 TO ALL STOCKHOLDERS OF RECORD ON FEBRUARY 15, 2000. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation to the office of the Company, Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

COST AND METHOD OF SOLICITATION

     The Company will bear the cost of soliciting proxies. Proxies are being solicited by mail and, in addition, directors, officers and employees of the Company may solicit proxies personally or by telephone. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to their principals.

VOTING RIGHTS AND PROXIES

     Only stockholders of record as of the close of business on February 15, 2000 will be entitled to vote at the meeting. The only outstanding voting securities of the Company on that date were 23,519,078 shares of Common Stock and 10,057,833 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes.

     Stock may be voted in person or by proxy appointed by a writing signed by a stockholder. Any message sent to the Company prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, will be deemed sufficient. No proxy will be revoked by the death or incapacity of the maker, unless written notice of such death or incapacity is given to the Company by the fiduciary having control of the shares represented by the proxy.

PRINCIPAL STOCKHOLDERS

     The following persons are known by the Company to have owned beneficially more than 5% of any class of the Company's voting securities as of February 15, 2000:

                                          NAME AND ADDRESS OF               AMOUNT AND NATURE OF     PERCENT OF
TITLE OF CLASS                             BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP       CLASS
--------------                            -------------------               --------------------     ----------
Class B Common Stock                        Leonard Miller                          9,897,930(1)       98.41%
                                            23 Star Island
                                         Miami Beach, FL 33139

Common Stock                      Wellington Management Company, LLP                2,121,700(2)        9.02%
                                            75 State Street
                                           Boston, MA 02109

Common Stock                           The Baupost Group, L.L.C.                    2,086,700(2)        8.87%
                                     44 Brattle Street, 5th Floor
                                          Cambridge, MA 02138

Common Stock                       Boston Partners Asset Management,                1,407,500(2)        5.98%
                                                 L.P.
                                      28 State Street, 20th Floor
                                           Boston, MA 02109

Common Stock                             Goldman, Sachs & Co.                       1,366,700(2)        5.81%
                                     The Goldman Sachs Group, Inc.
                                            85 Broad Street
                                          New York, NY 10004

---------------

(1) Leonard Miller's shares are owned by a limited partnership. A corporation wholly-owned by Mr. Miller is the sole general partner of that partnership. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary. This does not include 46,000 shares of Class B Common Stock owned by Miller Family Foundation, Inc., a charitable foundation of which Mr. Miller is the President.
(2) Based on information contained in Schedule 13G's.

     On February 15, 2000, The Depository Trust Company owned of record 23,203,803 shares of Common Stock, constituting 98.66% of the outstanding Common Stock and 86,370 shares of Class B Common Stock, constituting 0.86% of the outstanding Class B Common Stock. The Company understands those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

     The directors and executive officers beneficially owned the following voting securities of the Company on January 28, 2000:

                                                            AMOUNT AND
                                                            NATURE OF
                                                            BENEFICIAL             PERCENT OF
NAME OF BENEFICIAL OWNER        TITLE OF CLASS             OWNERSHIP(1)              CLASS
------------------------        --------------         --------------------        ----------
Leonard Miller              Class B Common Stock            9,897,930(2)(3)         98.40 %
                            Common Stock                       10,267                (8)
Brian L. Bilzin             Common Stock                       14,820(4)             (8)
Sue M. Cobb                 Common Stock                       30,000(5)             (8)
Carlos M. de la Cruz        Common Stock                      220,000                (8)
Stuart A. Miller            Common Stock                      422,934(3)             1.80%
Steven J. Saiontz           Common Stock                      232,166(3)(6)          (8)
Jeffrey P. Krasnoff         Common Stock                       81,663                (8)
Mark A. Griffith            Common Stock                       22,436(7)             (8)
David G. Levin              Common Stock                       21,535                (8)
David O. Team               Common Stock                       15,082                (8)
Directors and Executive     Class B Common Stock            9,897,930               98.40%
  Officers as a Group       Common Stock                    1,142,213                4.86%
  (17 persons)

---------------

(1) Includes currently exercisable stock options and stock options which become exercisable within sixty days after January 28, 2000 as follows: Stuart A. Miller (346,029), Steven J. Saiontz (130,431), Jeffrey P. Krasnoff (78,393), Mark A. Griffith (19,984), David G. Levin (17,681), David O. Team (14,600) and all directors and executive officers as a group (674,054). Also includes shares held by the LNR Property Corporation Savings Plan for the accounts of the named persons. Additional information about those shares is contained in Note (2) to the Summary Compensation Table.
(2) Leonard Miller's shares are owned by a limited partnership. A corporation wholly-owned by Mr. Miller is the sole general partner of that partnership. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary. This does not include 46,000 shares of Class B Common Stock owned by Miller Family Foundation, Inc., a charitable foundation of which Mr. Miller is the President.
(3) Stuart Miller is the trustee, and Stuart Miller and Steven Saiontz's wife are beneficiaries, of a trust which holds limited partnership interests in a partnership which owns 9,897,930 shares of Class B Common Stock. Because Leonard Miller is the principal beneficiary of the trust and owns the corporation which is the sole general partner of the partnership, Leonard Miller is shown as the beneficial owner of the 9,897,930 shares and neither Stuart Miller nor Steven Saiontz is shown as a beneficial owner of those shares.
(4) Includes 415 shares owned by Brian Bilzin's wife as to which he has no voting or investment power and 1,405 shares owned by Brian Bilzin's sons as to which he has no voting or investment power and as to which he disclaims beneficial ownership.
(5) Does not include 30,000 shares owned by a family limited partnership in which Sue Cobb has approximately a 19% limited partnership interest and in which her husband has approximately a 81% general partnership interest. Sue Cobb does not have voting or investment power with respect to these shares.
(6) Does not include 9,000 shares held in a trust for Steven Saiontz's wife.
(7) Includes five shares owned by Mark Griffith's son as to which he shares voting and investment power.
(8) Less than 1%.

     Because each outstanding share of Class B Common Stock is entitled to ten votes, Leonard Miller, through the family partnership, will be entitled to 98,989,567 votes, which will be 79.77% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock, and all directors and officers as a group will be entitled to 99,912,713 votes, which will be 80.51% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock as of the record date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Compliance with Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons owning more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and New York Stock Exchange initial reports of ownership of Common Stock and other equity securities of the Company on Form 3 and reports of changes in such ownership on Forms 4 or 5. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the fiscal year ended November 30, 1999, the Company's directors and executive officers complied with all applicable Section 16(a) filing requirements, except that one such report covering one transaction was filed late by Carlos de la Cruz.

                             ELECTION OF DIRECTORS

     The persons listed below will be nominated to serve as directors. If the stockholders approve the proposal to divide the directors into three classes (see "Proposal Regarding Classified Board"), the term of each director will end at the Annual Meeting of Stockholders shown opposite his or her name. If the stockholders do not approve that proposal, the terms of all the directors will end at the next Annual Meeting of Stockholders.

NAME OF DIRECTOR                 AGE                 DIRECTOR SINCE        ANNUAL MEETING AT WHICH TERM ENDS(1)
----------------                 ---                 --------------        ------------------------------------
Leonard Miller (2)               67                      1997                              2001
Brian L. Bilzin                  54                      1997                              2001
Steven J. Saiontz (2)            41                      1997                              2002
Sue M. Cobb                      62                      1997                              2002
Jeffrey P. Krasnoff              44                      1997                              2003
Stuart A. Miller (2)             42                      1997                              2003
Carlos M. de la Cruz             58                      1997                              2003

---------------

(1) If the stockholders do not approve the proposal to divide the directors into three classes (see "Proposal Regarding Classified Board"), the terms of all the directors will end at the 2001 Annual Meeting of Stockholders.
(2) Executive Committee Member.

     Leonard Miller is the Chairman of the Board of Lennar Corporation ("Lennar"). He was one of the founders of Lennar and from the time Lennar was founded in 1969 until April 1997, Mr. Miller was the President and Chief Executive Officer of Lennar. He is Chairman of the South Florida Annenberg Challenge, Chairman of the Board of Union Bank of Florida and a Life Trustee at the University of Miami. Mr. Miller is the father of Stuart A. Miller and the father-in-law of Steven J. Saiontz.

     Brian L. Bilzin is, and since February 1, 1998 has been, a partner in the law firm of Bilzin Sumberg Dunn Price & Axelrod LLP. For more than five years prior to February 1, 1998, Mr. Bilzin was a partner in Rubin Baum Levin Constant Friedman & Bilzin, a law firm.

     Steven J. Saiontz is the Chief Executive Officer of LNR. Mr. Saiontz became the Chief Executive Officer and a Director of LNR when it was formed in June 1997. For more than five years prior to that, he was the president of Lennar Financial Services, Inc., a wholly-owned subsidiary of Lennar. Mr. Saiontz is currently a Director of Lennar. He is the brother-in-law of Stuart A. Miller and the son-in-law of Leonard Miller.

     Sue M. Cobb is, and for more than five years has been, Managing Director and General Counsel of Cobb Partners, LLC and affiliated companies, a privately owned group of companies involved in investments, real estate and resort development. She was the founding partner of the Public Finance Department in the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., with which she was affiliated from 1978 until January 1998. From 1993 to 1996, she was also Vice President and General Counsel of Pan American World Airways, Inc. She is currently a Director of Kirkwood Associates, Inc., a closely held ski and summer resort company headquartered in Kirkwood, California. From 1982 to 1988, she was a member of the Board of Directors of the Federal Reserve Bank of Atlanta, Miami Branch, and served three terms as Chairman of that Board.

     Jeffrey P. Krasnoff is the President of LNR. Mr. Krasnoff became the President of LNR when it was formed in June 1997 and became a Director of LNR in December 1997. From 1987 until June 1997, he was a vice president of Lennar. From 1990 until he became the President of LNR, Mr. Krasnoff was involved almost entirely in Lennar's real estate investment and management division (the predecessor to a substantial portion of the Company's business).

     Stuart A. Miller is the Chairman of the Board of LNR. Mr. Miller became the Chairman of the Board of LNR when it was formed in June 1997. Mr. Miller has been the President and Chief Executive Officer of Lennar since April 1997. For more than five years prior to April 1997, Mr. Miller was a vice president of Lennar and held various executive positions with Lennar subsidiaries, including being the president of its principal homebuilding subsidiary from December 1991 to April 1997 and the president of its principal real estate investment and management division (the predecessor to a substantial portion of the Company's business) from April 1995 to April 1997. Mr. Miller is currently a Director of Lennar. He is the son of Leonard Miller and the brother-in-law of Steven J. Saiontz.

     Carlos M. de la Cruz is, and for more than five years has been, the Chairman of the Board of Eagle Brands, Inc. (a beverage wholesaler), Coca-Cola Puerto Rico Bottlers and the Miami Honda, Central Hyundai, Sunshine Ford and Central Kia automobile dealerships. In 1999, Mr. de la Cruz was elected Chairman of the Board of Trustees of the University of Miami.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NAMED
                             NOMINEES AS DIRECTORS.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the annual compensation, long-term compensation and all other compensation for the Company's Chief Executive Officer and for the five additional executive officers who together comprised the six highest paid executive officers of the Company for the year ended November 30, 1999:

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                              --------------------   --------------------------------------
                                                                              AWARDS              PAYOUTS
                                                                     -------------------------   ----------
                                                                      RESTRICTED
                                                                        STOCK       SECURITIES      LTIP           ALL OTHER
                                              SALARY(1)   BONUS(1)   AWARDS(1)(2)   UNDERLYING   PAYOUTS(1)   COMPENSATION (1)(5)
     NAME AND PRINCIPAL POSITION       YEAR      ($)        ($)          ($)        OPTIONS(4)      ($)               ($)
-------------------------------------  ----   ---------   --------   ------------   ----------   ----------   -------------------
Stuart A. Miller                       1999    200,000    388,000           0(3)           0            0                0
  Chairman of the Board                1998    200,000    304,800           0(3)           0            0                0
                                       1997     16,667          0           0(3)     100,000            0              248

Steven J. Saiontz                      1999    510,000    776,000           0              0            0            6,318
  Chief Executive Officer              1998    510,000    609,600       1,600              0            0            4,045
                                       1997     17,400          0         133        389,083            0              418

Jeffrey P. Krasnoff                    1999    501,250    388,000           0         70,000      233,800            6,318
  President                            1998    402,000    304,800       1,600              0      165,700            4,260
                                       1997     13,800    340,300         133        273,988      102,200              426

David G. Levin                         1999    225,000    271,600           0         26,250      121,800            6,318
  Vice President                       1998    175,000    263,300       1,600              0       90,000            4,260
                                       1997      8,800    208,800         133        102,128       60,300              152

Mark A. Griffith                       1999    246,600    289,000           0         26,250      103,000            6,310
  Vice President                       1998    175,000    227,000       1,600              0       69,200            2,610
                                       1997      9,300    169,000         133         98,018       37,600              232

David O. Team                          1999    282,200    271,600           0         26,250       61,400            6,216
  Vice President                       1998    200,000    213,300       1,600              0       29,600            4,260
                                       1997     11,250    158,800         133         87,331            0              262

---------------

(1) The salary, restricted stock awards and LTIP payout amounts shown for 1999 and 1998 reflect compensation earned by the named officer for the twelve months ended November 30, 1999 and 1998, respectively. The bonus amounts shown for 1999 and 1998 reflect compensation earned by the named officer for the twelve months ended November 30, 1999 and 1998 but not yet paid. Payment of such amount is (or was) conditioned on the officer's continuing to be employed by the Company in April 2000 and 1999. The salary, restricted stock awards and all other compensation shown for 1997 reflect only one month, as compensation for the other eleven months was paid by Lennar. The bonus and LTIP payouts shown for 1997 include the full year as the amounts were paid by LNR, with the exception of Stuart A. Miller and Steven J. Saiontz, each of whose bonus was paid by Lennar in its entirety. Pursuant to an amendment to and renaming of the LNR Property Corporation Savings Plan, effective January 1, 1999 the Employee Stock Ownership Plan ("ESOP") component of the plan was dissolved and therefore there were no grants of restricted stock awards under this plan in 1999.
(2) At November 30, 1999, a total of 21,384 restricted shares of Common Stock (all of which are vested), with an aggregate market value of $377,000 on that day, were held in employees' accounts under the LNR Property Corporation Savings Plan. Holders of these shares are entitled to the dividends on the shares. The restricted shares outstanding on November 30, 1999 included 1,936 shares of Common Stock in Steven J. Saiontz's account (with a market value on that day of $34,132), 399 shares of Common Stock in Jeffrey P. Krasnoff's account (with a market value on that day of $7,034), 354 shares of Common Stock in David G. Levin's account (with a market value on that day of $6,241), zero shares of Common Stock in Mark A. Griffith's account and 82 shares of Common Stock in David O. Team's account (with a market value on that day of $1,446). Pursuant to an amendment to the plan, effective

    January 1, 1999, all shares held in employees' accounts under the plan became fully vested for employees employed by the Company on December 31, 1998.
(3) Stuart A. Miller does not participate in the LNR Property Corporation Savings Plan, term life insurance plan or short-term and long-term disability insurance plans.
(4) In December 1998, the Company provided employees with the opportunity to surrender some or all of their stock options in exchange for options to purchase 30% fewer shares at a lower price. See "Ten Year Option/SAR Repricings" table.
(5) Consisting of (1) matching payments by LNR under the 401(k) aspect of its Savings Plan and (2) term life insurance premiums and short-term and long-term disability insurance premium payments made by the Company for 1999, 1998 and for the month of November 1997 as follows:

                                                                                     SHORT-TERM      LONG-TERM
                                                                     TERM LIFE       DISABILITY      DISABILITY
                                                   401(K) MATCH      INSURANCE       INSURANCE       INSURANCE
                                                       ($)              ($)            ($)(6)           ($)
                                                   ------------      ----------      ----------      ----------
    Stuart A. Miller                         1999         0(3)             0(3)           0(3)            0(3)
                                             1998         0(3)             0(3)           0(3)            0(3)
                                             1997         0(3)           200              0              48

    Steven J. Saiontz                        1999     4,800              858            120             540
                                             1998     2,285            1,260              0             500
                                             1997       200              184              0              34

    Jeffrey P. Krasnoff                      1999     4,800              858            120             540
                                             1998     2,500            1,260              0             500
                                             1997       200              184              0              42

    David G. Levin                           1999     4,800              858            120             540
                                             1998     2,500            1,260              0             500
                                             1997         0              108              0              42

    Mark A. Griffith                         1999     4,800              850            120             540
                                             1998       850            1,260              0             500
                                             1997        67              117              0              42

    David O. Team                            1999     4,800              756            120             540
                                             1998     2,500            1,260              0             500
                                             1997       100              120              0              42

---------------

(6) Effective January 1, 1999, short-term disability insurance was added as a benefit for all associates employed by LNR Property Corporation.

     Directors who are not employees of the Company are paid annual fees of $10,000 plus $2,500 for each board meeting attended in person and $500 for each telephonic board meeting. If there is a committee meeting on a day that does not include a full board meeting, the fee is $500 for that day. On the day of each Annual Meeting of Stockholders, each outside director is granted an option to purchase 1,000 shares of Common Stock at the market price on that day. Each option becomes exercisable on the one year anniversary of the grant date and expires on the third anniversary of the grant date. Upon the death or disability of an optionee, the option is exercisable up to six months after the death or disability. Upon resignation or retirement of a director, the option terminates. Leonard Miller receives an annual fee of $200,000 for serving as Chairman of the Executive Committee of the Board. Directors who are employees of the Company receive no additional remuneration for services as directors.

     Brian L. Bilzin is a partner in the law firm of Bilzin Sumberg Dunn Price & Axelrod LLP, which firm was retained by the Company during the fiscal years ended November 30, 1999 and 1998 and received fees during those years totalling $1,587,988 and $1,568,851, respectively. Additionally, in 1999, Madison Square Company LLC, a partnership which the Company has a 25.8% ownership interest in and provides management services for, paid $1,280,145 to this law firm. The Company expects to retain this law firm again during the current fiscal year. Until February 1, 1998, Mr. Bilzin was a partner in the law firm of Rubin Baum Levin Constant Friedman & Bilzin, which firm was retained by the Company during the fiscal year ended November 30, 1998.

     The following table sets forth information about sums awarded to four of the six highest paid executive officers of the Company for the year ended November 30, 1999 under long-term incentive arrangements:

                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR

                                                           ESTIMATED FUTURE PAYOUTS
                                                   -----------------------------------------
                                    PERIOD UNTIL     THRESHOLD          TARGET       MAXIMUM
NAME                                   PAYOUT            $                $           $(1)
----                                ------------   --------------   --------------   -------
Jeffrey P. Krasnoff                  1-5 Years     Not Applicable   Not Applicable   388,000
David G. Levin                       1-5 Years     Not Applicable   Not Applicable   271,600
Mark A. Griffith                     1-5 Years     Not Applicable   Not Applicable   289,000
David O. Team                        1-5 Years     Not Applicable   Not Applicable   271,600

---------------

(1) This amount is payable in five equal annual installments conditioned on the officer's continuing to be employed by the Company.

     The following table sets forth information about options granted to the six highest paid executive officers of the Company for the year ended November 30, 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS(2)
                                            -----------------------------------------------
                                                         PERCENT OF
                                              NUMBER       TOTAL                               POTENTIAL REALIZED VALUE AT
                                                OF        OPTIONS                             ASSUMED ANNUAL RATES OF STOCK
                                            SECURITIES   GRANTED TO                              APPRECIATION FOR OPTION
                                            UNDERLYING   EMPLOYEES                                       TERM(1)
                                             OPTIONS     IN FISCAL    EXERCISE   EXPIRATION   ------------------------------
NAME                                         GRANTED        YEAR       PRICE        DATE          5%                10%
----                                        ----------   ----------   --------   ----------   -----------      -------------
Stuart A. Miller                                   0           0       $    0           --     $      0         $        0
Steven J. Saiontz                                  0           0       $    0           --     $      0         $        0
Jeffrey P. Krasnoff                           70,000       15.08%      $17.31     12/14/07     $668,143         $1,645,665
David G. Levin                                26,250        5.65%      $17.31     12/14/07     $250,554         $  617,124
Mark A. Griffith                              26,250        5.65%      $17.31     12/14/07     $250,554         $  617,124
David O. Team                                 26,250        5.65%      $17.31     12/14/07     $250,554         $  617,124

---------------

(1) Measured from date of grant (December 15, 1998) on which date the average of the high and low market price of the Common Stock was $17.31.
(2) In December 1998, the Company provided employees with the opportunity to surrender some or all of their stock options in exchange for options to purchase 30% fewer shares at a lower price. See "Ten Year Option/SAR Repricings" table. Vesting of options begins immediately for 10% of the shares granted and has step vesting of 10% per year for years one through eight and 20% for year nine.

     The following table sets forth certain information with regard to the aggregate option/SAR exercises in the fiscal year ended November 30, 1999 and option/SAR values as of the end of that year for the six highest paid executive officers of the Company:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                 VALUE OF
                                                                            NUMBER OF          UNEXERCISED
                                                                           UNEXERCISED         IN-THE-MONEY
                                                                           OPTIONS/SARS        OPTIONS/SARS
                                                                            AT FISCAL           AT FISCAL
                                                                           YEAR-END(1)         YEAR-END(1)
                                                SHARES                   ----------------    ----------------
                                              ACQUIRED ON     VALUE      EXERCISABLE(E)/     EXERCISABLE(E)/
NAME                                           EXERCISE      REALIZED    UNEXERCISABLE(U)    UNEXERCISABLE(U)
----                                          -----------    --------    ----------------    ----------------
Stuart A. Miller                                   0            $0              24,029(E)     $           0(E)
  Chairman of the Board(2)                                                      75,971(U)     $           0(U)

Steven J. Saiontz                                  0            $0             130,431(E)     $   1,233,931(E)
  Chief Executive Officer                                                      258,652(U)     $   1,346,107(U)

Jeffrey P. Krasnoff                                0            $0              60,295(E)     $     362,606(E)
  President                                                                    183,693(U)     $     460,190(U)

David G. Levin                                     0            $0              14,645(E)     $      26,769(E)
  Vice President                                                                76,233(U)     $     143,103(U)

Mark A. Griffith                                   0            $0              16,948(E)     $      42,774(E)
  Vice President                                                                69,820(U)     $     112,449(U)

David O. Team                                      0            $0              11,975(E)     $       8,026(E)
  Vice President                                                                64,106(U)     $      48,206(U)

---------------

(1) Based upon the difference between the exercise price of the options/SARs and the last reported sale price of the Common Stock on November 30, 1999.
(2) In addition, Mr. Miller holds options granted by Lennar before the spin-off with regard to 382,000 shares of its Common Stock. As a result of the spin-off, when Mr. Miller exercises those options, he will be entitled to receive, in addition to Lennar stock, one share of Common Stock of the Company for each share of Lennar stock as to which the options are exercised.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board has established Audit and Compensation Committees. It does not have a Nominating Committee.

     The Audit Committee consists of Ms. Sue M. Cobb and Mr. Carlos M. de la Cruz. This Committee met two times in fiscal 1999. Its principal functions are: recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for the Company by the independent auditors, reviewing the independent auditors' recommendations for improvements of internal controls and reviewing the plans, reports and staffing of the Company's Internal Audit Department.

     The Compensation Committee consists of Messrs. Leonard Miller and Brian L. Bilzin. This Committee met once in fiscal 1999. Its principal functions are: recommending to the full Board compensation arrangements for senior management and recommending to the full Board the adoption and implementation of compensation and incentive plans. In addition, there is an Officers and Directors Stock Option Committee, consisting of Ms. Sue M. Cobb and Mr. Carlos
M. de la Cruz, and a Stock Option Committee, consisting of Messrs. Stuart A. Miller, Leonard Miller and Jeffrey P. Krasnoff, which approve grants of stock options and SAR's, under the LNR Property Corporation 1997 Stock Option Plan, set the terms of these options and SARs and administer the plan. The Officers and Directors Stock Option Committee did not meet during 1999. The Stock Option Committee acted by written consent on several occasions during 1999 but did not formally meet.

     The Company's by-laws require that any significant transactions it has with Lennar or its subsidiaries, including significant decisions regarding Lennar Land Partners (of which the Company and Lennar each own 50%), be approved by an Independent Directors Committee, which consists entirely of members of the Board who are not directors, officers or employees of Lennar. The members of the Independent Directors Committee are Ms. Sue M. Cobb and Messrs. Carlos M. de la Cruz and Brian L. Bilzin. The Independent Directors Committee met twice during 1999.

     The Board normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 1999, the Board met six times. Each director attended more than three-fourths of the total number of meetings of the Board which were held while he or she was a director and at least three-fourths of the total number of meetings of all committees of the Board on which he or she served.

                      PROPOSAL REGARDING CLASSIFIED BOARD

     The Board of Directors has adopted a resolution proposing that a new Article FIFTH be added to the Company's Certificate of Incorporation, providing that the directors will be divided into three classes, with as nearly as possible the same number of directors in each class, and with the directors in one class to be elected at each Annual Meeting of Stockholders to serve for three year terms (except that at the 2000 Annual Meeting, the directors of one class will be elected to serve for one year terms, the directors of a second class will be elected to serve for two year terms and the directors of a third class will be elected to serve for three year terms). If the stockholders approve the amendment to the Certificate of Incorporation, there will be conforming amendments to the Company's by-laws. A copy of the proposed new Article FIFTH of the Certificate of Incorporation is Exhibit A to this Proxy Statement.

     The Board of Directors believes classification of the Board of Directors is important to ensure continuity in the oversight and management of the Company. It would avoid the possibility that a Board would be elected which would consist entirely of people who have no background or experience regarding the Company.

     If the stockholders approve the proposed amendment to the Certificate of Incorporation, in order to divide the directors into three classes, two of the directors elected at the 2000 Annual Meeting of Stockholders will serve until the 2001 Annual Meeting, two of the directors will serve until the 2002 Annual Meeting and three of the directors will serve until the 2003 Annual Meeting. See "Election of Directors." In subsequent years, directors will be elected for three year terms, so the terms of the directors of one class will expire at each Annual Meeting.

     A classified Board of Directors could delay for more than a year the time by which somebody seeking to acquire the Company could take control of the Board of Directors without the approval and assistance of the existing directors. That could deter somebody from seeking to acquire the Company without approval of its Board of Directors. However, Leonard Miller holds shares of Class B Common Stock which entitle him to cast approximately 80% of the votes which may be cast with regard to the election of directors. While Mr. Miller's shares entitle him to at least a majority of the votes which may be cast in an election of directors, nobody could take control of the Board of Directors without Mr. Miller's approval, even if the Company did not have a classified Board of Directors. Further, the Board of Directors believes that, even if Mr. Miller were not entitled to a majority of the votes which could be cast in an election of directors, the fact that it would take somebody who is seeking to acquire the Company more than a year to obtain control of the Board unless the Board approved the acquisition would be more likely to lead that person to discuss with the Board the terms on which the person might acquire the Company than it would be to deter the person from seeking to acquire the Company.

                                 REQUIRED VOTE

     Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the votes which may be cast by holders of shares which were outstanding on February 15, 2000. Leonard Miller who, through a family partnership, owns 98.4% of the Class B Common Stock and therefore is entitled to cast approximately 79.8% of the votes which may be cast with regard to approval of the amendment, has said he intends to vote in favor of the amendment to the Certificate of Incorporation. Therefore, if there is a quorum present at the meeting, the amendment will be approved, even if no stockholders other than Mr. Miller vote to approve it.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

          PROPOSAL RELATING TO STOCK OPTION AND RESTRICTED STOCK PLAN

     On February 11, 2000, the Board of Directors adopted the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan (the "Plan"). A copy of the Plan is attached as Exhibit B to this Proxy Statement. Stockholders will be asked at the meeting to vote on a proposal to approve the Plan.

     The Company already has a stock option plan, the LNR Property Corporation 1997 Stock Option Plan (the "1997 Plan"), under which the Company is authorized to grant stock options relating to a total of up to 2,000,000 shares of Common Stock. At February 11, 2000, options relating to 1,759,053 shares of Common Stock were outstanding under the 1997 Plan, which meant the Company could only issue additional options related to 240,947 shares of Common Stock under the 1997 Plan.

     The Company's Board of Directors believes stock options are important to the Company's efforts to attract and retain key employees. They are particularly important because a substantial portion of the Company's business involves analyzing and pricing complex real estate related financial products or commercial properties, and there are relatively few people who have the skills, training and background to be able to do this well. The Company believes most of the people who have the qualifications the Company seeks find equity interests in the Company an important inducement to become and remain employed by the Company. The Company believes the number of shares which remain available under the 1997 Plan is too small for the Company's key employee recruitment and retention needs. The Company wishes to amend and restate the 1997 Plan in order to (i) increase the number of shares of Common Stock available to be awarded and
(ii) include awards of restricted stock to key employees and directors of the Company. The awards of restricted stock will be subject to vesting periods and, if a key employee's compensation is subject to Section 162(m) of the Internal Revenue Code (generally limiting the tax-deductibility of compensation to certain executives to $1,000,000 per year), performance goals, in order to retain key employees and directors and to give those key employees and directors an incentive to be realized over time.

     If the Company's stockholders approve the Plan, the Company will have 2,240,947 shares of Common Stock available for issuance under the Plan, which includes: 1) the 240,947 shares remaining under the 1997 Plan and 2) an additional 2,000,000 shares.

DESCRIPTION OF THE PLAN

     The purpose of the Plan is to encourage and enable those officers, employees and directors of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company and its subsidiaries largely depend for the successful conduct of their business to acquire equity interests in the Company, and by doing so, to stimulate the efforts of those officers, employees and directors on behalf of the Company and its subsidiaries and strengthen their desire to remain with the Company or its subsidiaries.

     Under the Plan, the Compensation Committee, the Officers and Directors Stock Option Committee, or such other committee of the Board of Directors as is specified by the Board of Directors to perform the functions and duties under the Plan ("the Committee"), may grant stock options, separately or together with stock appreciation rights, and awards of restricted stock, relating to up to 2,240,947 shares of Common Stock (subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events). If an option expires, terminates or is cancelled without being exercised, the shares subject to that option may be made the subject of new options granted under the Plan. Options granted under the Plan may, or may not, be designated as Incentive Stock Options ("ISO"), which receive special tax treatment, as described below under "Tax Consequences." In order to be eligible to be treated as an ISO for tax purposes, an option must meet certain requirements, including that the recipient be an employee, that the exercise price generally be at least 100% of the fair market value of the Common Stock on the date of grant, that the term generally not exceed ten years, and that the exercise price of all ISO's held by the person to whom it is granted which first become exercisable in a year not exceed $100,000.

     The Committee will determine which officers, employees and directors will receive options under the Plan and the terms of the options granted to particular officers, employees or directors. However, an option granted under the Plan must expire no more than 10 years after the date of grant. The Committee may determine that particular options will initially become exercisable at specified times, or in specified installments. The exercise price of an option will be determined by the Committee and must be paid in cash or by check, unless the Committee permits it to be paid in whole or in part with shares of Common Stock valued at their fair market value when the option is exercised. Options that are ISOs, and options intended to satisfy the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code will have an exercise price of not less than 100% of the fair market value of the Common Stock on the date the option is granted. An ISO granted to a person who beneficially owns 10% or more of the Company's stock must have a term of not more than five years and an exercise price equal to at least 110% of the market price on the date of grant. Because Stuart A. Miller is Leonard Miller's son, he is treated as owning more than 10% of the Company's stock. Options granted under the Plan may be assigned or transferred only with the permission of the Committee, given after a determination that transferability will not result in specified negative tax effects and is otherwise appropriate and desirable. No officer, employee or director may receive options under the Plan relating to more than 750,000 shares of Common Stock in any fiscal year.

     Stock appreciation rights may only be granted with regard to specific stock option grants. A stock appreciation right may not relate to more shares than may be issued on exercise of the option to which the stock appreciation right relates. A stock appreciation right gives the holder the right to receive, without payment by the holder, an amount equal to the excess of the fair market value on the date the stock appreciation right is exercised of the shares of Common Stock as to which it is exercised over the amount the holder would have had to pay for those shares if the holder had purchased them by exercising the related stock option. When a stock appreciation right is exercised as to a number of shares, the holder will be deemed to surrender the related options with regard to that number of shares. The Committee may specify that the sum the holder will receive upon exercise of a stock appreciation right will be paid wholly or partly in cash or wholly or partly with Common Stock valued at its fair market value on the date the stock appreciation right is exercised.

     The Committee may issue awards of restricted stock to officers, employees and directors of the Company. Restricted stock is subject to vesting periods and performance goals which will be established by the Committee. Grantees of restricted stock will be entitled to the restricted stock upon the expiration of the vesting period, or if an employee's compensation is subject to Section 162(m) of the Internal Revenue Code, the later of the expiration of the vesting period and the attainment of the performance goals, with respect to those shares. Awards of restricted stock may be assigned or transferred only with the permission of the Committee, given after a determination that transferability is appropriate and desirable. No officer, employee or director may receive awards of more than 500,000 shares of restricted stock under the Plan in any fiscal year.

     The following table provides information about the options which were outstanding under the 1997 Plan on November 30, 1999:

                                                           SHARES OF COMMON STOCK   AVERAGE PER SHARE
INDIVIDUAL OR GROUP HOLDING                                  SUBJECT TO OPTIONS      EXERCISE PRICE
---------------------------                                ----------------------   -----------------
Stuart A. Miller                                                   100,000               $25.31
Steven J. Saiontz                                                  389,083               $14.69
Jeffrey P. Krasnoff                                                243,988               $17.20
David G. Levin                                                      90,878               $18.72
Mark A. Griffith                                                    86,768               $18.94
David O. Team                                                       76,081               $20.43
All executive officers                                           1,287,059               $18.13
All directors who are not executive officers                         5,700               $22.39
All employees other than executive officers                        228,044               $18.38

     On February 11, 2000, the last sale price of the Common Stock reported on the New York Stock Exchange was $18.00.

                                TAX CONSEQUENCES

     The principal Federal income tax consequences to an officer, employee or director of (i) the grant and exercise of options under the Plan, and of the sale of shares acquired through exercise of options and (ii) the grant of restricted stock, are as follows:

     Recipients of options do not have taxable income because of the grant of options to them under the Plan.

     Unless an option is an ISO, when the option is exercised, the holder will be treated as receiving ordinary income equal to the amount by which the fair market value of the Common Stock at the time of the exercise exceeds the exercise price of the option (and the fair market value of the Common Stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option). Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be short-term or long-term, depending on how long the shares are held after exercise.

     The holder of an ISO does not realize any taxable income when the ISO is exercised. However, when an ISO is exercised, the amount by which the fair market value at the time of exercise of the stock acquired through the exercise exceeds the exercise price is treated as an item of adjustment for alternative minimum tax purposes (unless the stock is disposed of within one year) and may be subject to the alternative minimum tax. The price paid for the Common Stock when the ISO is exercised will be the basis of that stock while it is held by the person who exercised the option. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise (and two years after the date of grant), the person is treated as having made a "disqualifying disposition," and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the option was exercised exceeded the exercise price, or (ii) the gain on the sale. In addition, if the sale price exceeds the fair market value of the stock when the option was exercised, the difference between the exercise price and the sale price will be a capital gain.

     When a stock appreciation right is exercised, the holder is treated as receiving ordinary income equal to the amount paid, or the fair market value of the Common Stock distributed, to the holder as a result of the exercise. The holder's basis in any Common Stock received will be its fair market value when the stock appreciation right was exercised.

     When an employee is treated as receiving ordinary income as a result of exercise of a non-ISO or a stock appreciation right, the Company is required to withhold and pay the withholding tax due with regard to that ordinary income. The Company may do this by withholding from the employee's compensation, by withholding from the number of shares issued on exercise of the option or stock appreciation right or by requiring payment of the amount required to be withheld before the Company will issue shares upon exercise of the option.

     When a non-ISO or a stock appreciation right is exercised or there is a disqualifying disposition of shares acquired through exercise of an ISO, the Company will, in at least most instances, be entitled to a deduction equal to the ordinary income which the person who exercised the option is treated as having received.

     Unless a holder of restricted stock makes an "83(b) election" (as discussed below), there generally will be no tax consequences as a result of the award of restricted shares until the restricted shares are no longer subject to a substantial risk of forfeiture or are transferable (free of such risk). The Company intends that, generally, when the restrictions are lifted, the holder will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the shares at such time and the amount, if any, paid by the holder of restricted shares. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of such shares. In general terms, if a holder makes an "83(b) election" (under Section 83(b) of the Internal Revenue
Code) upon the award of restricted shares, the holder will recognize ordinary income on the date of the award of restricted shares, and the Company will be entitled to a deduction, equal to (i) the fair market value of the restricted shares as though the shares were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted shares. If an "83(b) election" is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted shares generally would be eligible for capital gains treatment.

                                 REQUIRED VOTE

     Approval of the Plan requires the affirmative vote of a majority of the votes which are cast with regard to the proposal to approve the Plan. Leonard Miller who, through a family partnership, owns 98.4% of the Class B Common Stock and therefore is entitled to cast approximately 79.8% of the votes which may be cast with regard to approval of the Plan, has said he intends to vote in favor of the Plan. Therefore, if there is a quorum present at the meeting, the Plan will be approved, even if no stockholders other than Mr. Miller vote to approve it.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors presents this report to describe the compensation policies it applied with regard to the Company's executive officers for fiscal 1999 and the basis for the compensation of Steven
J. Saiontz, the Chief Executive Officer of the Company and Jeffrey P. Krasnoff, the President of the Company.

     Each year, the Compensation Committee reviews the compensation of each of our associates (i.e., employees) and each associate of our subsidiaries whose compensation for the previous year exceeded a specified level. This review includes salary for the prior year, the bonus earned in the prior year and management's recommendations as to salary and bonus formulae for the following year.

     The bonus formulae which our management recommends vary depending on particular associates' positions and other factors. Bonuses for division presidents and associates in similar capacities often are a percentage of the consolidated net earnings of the Company and its subsidiaries for a year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business. Bonuses for other associates are based on a percentage of their salary, the percentage being based on the amount of consolidated net earnings of the Company and its subsidiaries for the year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business.

     The Compensation Committee almost always accepts our management's recommendations as to all but our highest paid officers. This is because our management is far more familiar than anyone on the Compensation Committee with the individual associates, with prevailing levels of compensation in areas in which particular associates work and with other factors affecting compensation decisions. The Compensation Committee believes that its review of the compensation of everyone who has received more than a specified amount per year has helped ensure that management's compensation decisions have been made responsibly.

     The Compensation Committee reviews in greater depth the recommendations regarding the Chief Executive Officer, the President and our other most highly paid executive officers. The review has included proposed salaries and bonus formulae.

     At its December 1998 meeting, the Compensation Committee discussed the proposed compensation of Steven J. Saiontz, the Chief Executive Officer of the Company, and Jeffrey P. Krasnoff, the President of the Company. It noted that, although Mr. Saiontz is the Chief Executive Officer of the Company, he has principal responsibility for a portion of the Company's operations and Mr. Krasnoff has principal responsibility for the other portion of the Company's operations, and, therefore, their levels of responsibility are in some respects equivalent. The Compensation Committee reviewed a compilation of information about compensation of senior officers of other real estate investment and asset management companies. It noted that, while there was a wide variation in the compensation of senior officers of companies shown in the compilation, the proposed compensation of Messrs. Saiontz and Krasnoff would be less than that of the most senior officers of the company included in the compilation which was most similar to the Company. It then determined that for the year ending November 30, 1999, Mr. Saiontz and Mr. Krasnoff each would be paid a base salary of $500,000 plus a bonus equal to 0.50% of the consolidated net earnings of the Company and its subsidiaries for that year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business.

     The Compensation Committee then reviewed recommendations for salary and bonuses for other executive officers of the Company and its subsidiaries, and approved the recommended compensation for the year ending November 30, 1999 of executive officers of the Company in addition to Mr. Saiontz and Mr. Krasnoff. That included compensation to Stuart A. Miller for serving as Chairman of the Board of the Company, to which he is expected to devote approximately 25% of his working time, of $200,000 plus a bonus equal to 0.25% of the consolidated net earnings of the Company and its subsidiaries for that year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business.

     The proposed compensation of Steven J. Saiontz, the Chief Executive Officer of the Company, and Jeffrey P. Krasnoff, the President of the Company, as well as the recommendations for the salary and bonuses for the other executive officers of the Company and its subsidiaries, were reviewed with and approved by the Company's outside directors.

     The Company's Board of Directors believes stock options are important to the Company's efforts to attract and retain key employees. The Company believes most of the people who have the qualifications the Company seeks find equity interests in the Company an important inducement to become and remain employed by the Company. For these reasons, the Board decided in December 1998 to offer all employees of the Company the opportunity to surrender some or all of their stock options in exchange for options to purchase 30% fewer shares at a lower exercise price. The Board determined that the options had largely lost the incentive they were designed to create because their original exercise price reflected market conditions which had since declined. The Board decided that a lower exercise price of $17.31 (which was the market price of the Company's common stock at the date of repricing, and below the previous exercise price of $24.82) would enhance the incentive value of the options and encourage many of the Company's most valuable employees to stay with the Company in a competitive market.

     The following table sets forth the option repricings for the last ten years for all persons who were executive officers at the time of such repricings.

                         TEN YEAR OPTION/SAR REPRICINGS

                                                                                                              LENGTH OF
                                                      NUMBER OF       MARKET                                   ORIGINAL
                                                      SECURITIES      PRICE       EXERCISE                   OPTION TERM
                                                      UNDERLYING     OF STOCK     PRICE AT      NEW          REMAINING AT
                                                       OPTIONS      AT TIME OF     TIME OF    EXERCISE         DATE OF
NAME                                         DATE      REPRICED     REPRICING     REPRICING    PRICE          REPRICING
----                                       --------   ----------   ------------   ---------   --------   --------------------
Jeffrey P. Krasnoff                        12/15/98     70,000        $17.31       $24.82      $17.31        8 yrs; 11 months
  President

Shelly Rubin                               12/15/98     26,250        $17.31       $24.82      $17.31        8 yrs; 11 months
  Vice President and Chief Financial
  Officer

Michelle R. Simon                          12/15/98      7,000        $17.31       $24.82      $17.31        8 yrs; 11 months
  Former Secretary and Corporate Counsel

Robert Cherry                              12/15/98     36,750        $17.31       $24.82      $17.31        8 yrs; 11 months
  Vice President

Steven I. Engel                            12/15/98     17,500        $17.31       $24.82      $17.31        8 yrs; 11 months
  Vice President

Mark A. Griffith                           12/15/98     26,250        $17.31       $24.82      $17.31        8 yrs; 11 months
  Vice President

David G. Levin                             12/15/98     26,250        $17.31       $24.82      $17.31        8 yrs; 11 months
  Vice President

Ronald E. Schrager                         12/15/98     26,250        $17.31       $24.82      $17.31        8 yrs; 11 months
  Vice President

David O. Team                              12/15/98     26,250        $17.31       $24.82      $17.31        8 yrs; 11 months
  Vice President

Margaret A. Jordan                         12/15/98      3,500        $17.31       $24.82      $17.31        8 yrs; 11 months
  Treasurer and Secretary

John T. McMickle                           12/15/98      7,000        $17.31       $24.82      $17.31        8 yrs; 11 months
  Former Corporate Controller

                                          LEONARD MILLER
                                          BRIAN L. BILZIN

                               PERFORMANCE GRAPH

     The following graph compares the two year cumulative total return of the Company's Common Stock, assuming reinvestment of dividends, with the Standard and Poors 500 Index, the Russell 2000 Index, the Morgan Stanley REIT Index and the NAREIT Mortgage Real-Time Index.

     In previous Proxy Statements, the total cumulative return of the Company's Common Stock was compared to a peer group which included Amresco, Inc., Criimi Mae, Inc. and Ocwen Financial Corporation. For the current year, the Company has selected the indices mentioned above for a basis of comparison because Criimi Mae, Inc. is in bankruptcy and because of a change in business strategy with the other two companies.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                              12/1/97 -- 11/30/99
                                (12/1/97 = 100)

                                   12/01/97  2/27/98   5/29/98   8/31/98   11/30/98  2/26/99   5/31/99   8/31/99   11/30/99
                                   --------  -------   -------   -------   --------  -------   -------   -------   --------
LNR Property Corporation           $100.00   $111.20   $107.81   $64.58    $ 81.25   $ 75.78   $ 83.33   $ 77.60   $ 73.44
S&P 500 Index                      $100.00   $107.65   $111.91   $98.21    $119.37   $127.04   $133.55   $135.46   $142.49
Russell 2000 Index                 $100.00   $106.37   $105.17   $77.84    $ 91.61   $ 90.35   $101.04   $ 98.54   $104.59
Morgan Stanley REIT Index          $100.00   $ 98.66   $ 96.57   $81.30    $ 86.00   $ 81.17   $ 90.12   $ 84.83   $ 78.25
NAREIT Mortgage Real-Time Index    $100.00   $ 97.95   $ 94.19   $73.49    $ 78.23   $ 63.33   $ 74.26   $ 54.49   $ 43.75

                                 OTHER MATTERS

     The Company's management knows of no matters, other than the foregoing, which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

AUDITORS

     Deloitte & Touche LLP audited the Company's financial statements for the year ended November 30, 1999. Representatives of that firm are expected to be present at the Annual Meeting of Stockholders to answer questions. They will be given an opportunity to make a statement if they wish to do so.

     The Board of Directors has not at this time selected an accounting firm to audit the Company's financial statements for the year ending November 30, 2000. The selection will be discussed at meetings of the Audit Committee and of the Board of Directors to be held after the Company's April 12, 2000 Annual Meeting.

STOCKHOLDERS' PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     Proposals which stockholders wish included in next year's Proxy Statement must be received at the Company's principal executive offices at Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172 no later than November 17, 2000.

                                          By Order of the Board of Directors

                                          MARGARET A. JORDAN
                                          Secretary

Dated: March 17, 2000

                                                                       EXHIBIT A

         PROPOSED NEW ARTICLE FIFTH OF THE CERTIFICATE OF INCORPORATION

     FIFTH: The business of the Corporation will be managed by a Board of Directors consisting of not fewer than three nor more than twenty persons, with the exact number to be determined from time to time in accordance with the By-Laws. The Board of Directors will be divided into three classes, each of which will have the highest whole number of directors obtained by dividing the number of directors constituting the entire Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. The directors of each class will serve for terms of three years, and until their successors are elected and qualified, or with regard to any particular director, until that director's earlier death or resignation, except that as to the directors elected at the first annual meeting of stockholders at which directors are elected in classes, the terms of the directors of one class will expire at the next following annual meeting of stockholders, the terms of the directors of a second class will expire at the second following annual meeting of stockholders and the terms of the directors of the third class will expire at the third following annual meeting of stockholders. If there is a vacancy in any class of directors, including a vacancy because of a newly created directorship, the person elected to fill that vacancy will serve until the next election of the directors of that class and until that person's successor is elected and qualified.

                                                                       EXHIBIT B

                            LNR PROPERTY CORPORATION
                               2000 STOCK OPTION
                           AND RESTRICTED STOCK PLAN

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
 1.  Purpose of the Plan.........................................   24

 2.  Definitions.................................................   24

 3.  Authority to Grant Stock Options............................   25

 4.  Authority to Grant Stock Appreciation Rights................   26

 5.  Authority to Grant Restricted Stock.........................   26

 6.  Terms and Conditions of Stock Options.......................   26

 7.  Terms and Conditions of Restricted Stock....................   27

 8.  Payment of Option Exercise Price............................   29

 9.  Withholding Payment.........................................   29

10.  Written Agreement...........................................   29

11.  Administration of the Plan..................................   30

12.  Shares Available for Options................................   30

13.  Laws and Regulations........................................   31

14.  Modification of Numbers of Shares and Other Securities......   31

15.  Effects of Termination of Employment........................   31

16.  No Rights to Continued Employment...........................   33

17.  Rights as a Shareholder.....................................   33

18.  Effective Date..............................................   33

19.  Amendments of the Plan......................................   34

20.  Termination of the Plan.....................................   34

21.  Governing Law...............................................   34

                            LNR PROPERTY CORPORATION

                  2000 STOCK OPTION AND RESTRICTED STOCK PLAN

1.  PURPOSE OF THE PLAN

     The Purpose of the Plan is to encourage and enable those officers, employees and directors of the Company upon whose judgement, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in LNR, and by doing so to stimulate the efforts of those officers, employees and directors on behalf of the Company and strengthen their desire to remain officers, employees or directors of the Company. The Plan is an amendment and complete restatement of the 1997 Stock Option Plan and provides, in addition, to the granting of stock options, for the granting of Restricted Stock.

2.  DEFINITIONS

     As used in this Plan the following definitions apply:

          (a) "Assumed Options" means options granted in connection with the spinoff of LNR from Lennar Corporation in substitution for unexercised options granted under the Lennar Corporation 1991 Stock Option Plan or otherwise.

          (b) "Board of Directors" means the Board of Directors of LNR.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as is specified by the Board of Directors to perform the functions and duties of the Committee under the Plan. If there is no Compensation Committee and the Board of Directors does not appoint another Committee, the Board of Directors will be the Committee.

          (e) "Common Stock" means common stock, par value $.10 per share, of LNR.

          (f) "Company" means LNR and all its more than 50% owned subsidiaries.

          (g) "Director" means any person serving as a member of the board of directors of any corporation included in the Company.

          (h) "Discretion" means the ability of a committee or other body to act in its sole discretion, with no requirement that it follow past practices or treat one employee in a manner consistent with the treatment afforded to any other employee.

          (i) "Grantee" means a person who holds a stock option, Stock Appreciation Right or Restricted Stock granted under the Plan.

          (j) "Incentive Option" means an option to purchase common stock which meets the requirements set forth in the Plan and is intended to be, and qualifies as, an Incentive Stock Option as that term is used in Section 422 of the Code.

          (k) "Key Employee" means an officer or employee of the Company, who the Committee determines can contribute significantly to the growth and successful operations of the Company.

          (l) "Lennar Equivalent Fraction" means a fraction of which (i) the numerator is the average of the closing prices of Lennar Corporation common stock, as reported on the New York Stock Exchange on

     October 27, 28, 29, 30 and 31, 1997 and (ii) the denominator is the average of the closing prices of LNR Common Stock, as reported on the New York Stock Exchange on November 3, 4, 5, 6 and 7, 1997.

          (m) "Lennar Options" means options granted under the Lennar 1991 Stock Option Plan which were outstanding (whether or not they were immediately exercisable) on October 31, 1997.

          (n) "LNR" means LNR Property Corporation, a Delaware corporation, or its successor by merger or any similar transaction.

          (o) "Nonqualified Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an Incentive Stock Option as that term is used in Section 422 of the Code.

          (p) "Officers and Directors Stock Option Committee" means a committee designated by the Board of Directors, consisting of two or more persons all of whom are outside directors, as that term is used in Section 162(m) of the Code.

          (q) "Plan" means this LNR Property Corporation 2000 Stock Option and Restricted Stock Plan.

          (r) "Restricted Stock" means Common Stock granted under the terms of the Plan, which are subject to the restrictions hereunder.

          (s) "Stock Appreciation Right" means a right to receive the appreciation in value, or a portion of the appreciation value, of a specified number of shares of Common Stock, as provided in Section 4(b).

          (t) "10% Stockholder" means a person who owns (after applying the attribution rules contained in Section 424 of the Code) more than 10% of the total combined voting stock of all classes of LNR or of any parent or subsidiary.

3.  AUTHORITY TO GRANT STOCK OPTIONS

     (a) The Committee or the Officers and Directors Stock Option Committee may at any time authorize the grant of stock options under the Plan to any one or more Key Employees or Directors. However, the aggregate number of options granted to any Grantee in any fiscal year may not exceed 750,000. They may at their discretion, grant Assumed Options to Grantees that are intended to replace those unexercised options granted by Lennar Corporation under its 1991 Stock Option Plan; it is intended that such replacement would comply with Section 424 of the Code. An Assumed Option issued in substitution for a Lennar Option will entitle the holder to purchase a number of shares of Common Stock equal to (i) the number of shares which were subject to the Lennar Option on October 31, 1997, times (ii) the Lennar Equivalent Fraction. Stock options granted under the Plan may be Incentive Options or Nonqualified Options, except that (i) no officer or Director who is not an employee may be granted an Incentive Option, and (ii) no employee may be granted an Incentive Option which would result in the aggregate fair market value, determined as of the date the stock option is granted, of the Common Stock with respect to which that Incentive Option and all other Incentive Options held by that employee under any plan maintained by LNR (or any parent or subsidiary of LNR) are exercisable for the first time by that employee during any calendar year exceeds $100,000. Each stock option will be designated at the time of grant as a Nonqualified Option or as an Incentive Option.

     (b) Without limiting the generality of what is stated in Section 3(a), stock options may be granted to a Key Employee regardless of the fact that stock options or Stock Appreciation Rights previously granted to that Key Employee remain unexercised, and a Grantee may exercise a stock option or Stock Appreciation Right when it is exercisable by its own terms, notwithstanding that there are stock options and Stock Appreciation Rights which were previously granted to that Grantee which remain unexercised.

4.  AUTHORITY TO GRANT STOCK APPRECIATION RIGHTS

     (a) The Committee or the Officers and Directors Stock Option Committee may at any time authorize the grant of Stock Appreciation Rights to any Key Employees or Directors who hold or are receiving stock options granted under the Plan. Each Stock Appreciation Right will relate to a specific stock option granted under the Plan. A Stock Appreciation Right may be granted concurrently with the stock option to which it relates or at any time after the stock option has been granted and before it has been exercised, terminates or expires. The number of shares subject to a Stock Appreciation Right may not exceed the number of shares, which may be issued on exercise of the option to which the Stock Appreciation Right relates.

     (b) The term "Stock Appreciation Right" means the right to receive from the Company, without payment by the Grantee, an amount equal to the excess of the fair market value on the date the Stock Appreciation Right is exercised of the number of shares of Common Stock for which the Stock Appreciation Right is exercised over the exercise price the Grantee would have had to pay to exercise the related stock option in order to purchase that number of shares of Common Stock. Upon exercise of a Stock Appreciation Right the Participant will automatically be deemed to surrender the related stock option with regard to the number of shares of Common Stock as to which the Stock Appreciation Right is exercised. Except as provided in subsection 4(c), at the Discretion of the Committee or the Officers and Directors Stock Option Committee, Stock Appreciation Rights may specify that the sum to be paid upon their exercise may be paid by the Company in cash, in Common Stock valued at its fair market value on the date the Stock Appreciation Right is exercised, or in any combination of cash and Common Stock valued in that manner.

     (c) A Stock Appreciation Right granted under the Plan will be exercisable only when, and with regard to the number of shares of Common Stock as to which, the related stock option is exercisable and will lapse when the related stock option terminates or expires. A Stock Appreciation Right granted under the Plan may only be transferred when, and to the person, to whom the right to exercise the related stock option is transferred as provided in Section 15.

5.  AUTHORITY TO GRANT RESTRICTED STOCK

     The Committee or the Officers and Directors Stock Option Committee may at any time authorize the grant of Restricted Stock under the Plan to any one or more Key Employees or Directors. However, the aggregate number of shares of Restricted Stock granted to a Key Employee or Director in any fiscal year shall not exceed 500,000.

6.  TERMS AND CONDITIONS OF STOCK OPTIONS

     (a) Expiration Date: Each stock option granted under the Plan, other than an Assumed Option, will expire on a date determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, when the option is granted, which will be not more than 10 years after the date of grant, except that an Incentive Option granted to a Key Employee who, at the time of the grant, is a 10% Stockholder will expire not more than five years after the date of grant.

     (b) Exercise Date:

          (i) Each stock option granted under the Plan, other than an Assumed Option, will be exercisable at such time or times, and in such installments, as are determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, when the stock option is granted. In the case of new Assumed Options granted to a Grantee in replacement in accordance with Section 424 of the Code for options held by the Grantee, the new options may be made exercisable, if so determined by the

     Committee or the Officers and Directors Stock Option Committee, in its discretion, at the earliest date the replaced options were available.

          (ii) Each Assumed Option issued in substitution for a Lennar Option will be exercisable with regard to (x) the number of shares as to which the Lennar Option would have been exercisable, multiplied by (y) the Lennar Equivalent Fraction.

     (c) Price:

          (i) The exercise price of each stock option granted under the Plan, other than an Assumed Option, will be determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, at the time the stock option is granted, except that the exercise price of a stock option may not be less than (i) if the stock option is an Incentive Option granted to a person who is not a 10% Stockholder, 100% of the fair market value of the Common Stock on the date the stock option is granted or (ii) if the stock option is an Incentive Option granted to a 10% Stockholder, 110% of the fair market value of the Common Stock on the date the stock option is granted. If the stock option is a Nonqualified Option, the option may be granted at any price determined by the appropriate committee, except that a stock option intended to qualify for an exemption under Section 162(m) of the Code, shall have an exercise price of not less than 100% of the fair market value of the Common Stock on the date the stock option is granted. For the purposes of the Plan, the fair market value of a share of the Common Stock on any day will be the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, on the principal securities exchange or market on which the Common Stock is traded) on that date, or if there are no sales on that date, on the next following day on which there are sales. In the event the Common Stock is not publicly traded as of the date the option is granted, the exercise price of each such Incentive Option granted under the Plan will be determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, at the time the Incentive Option is granted, except that the exercise price of the Incentive Option may not be less than the fair market value of such shares as of the grant date, with such fair market value determination to be made in 'good faith' as prescribed in section 14a.422A-1 Q&A 2(c)(4) of the Temporary Treasury Regulations.

          (ii) The per share exercise price of an Assumed Option issued in substitution for a Lennar Option will be (x) the per share exercise price of the Lennar Option on October 31, 1997, divided by (y) the Lennar Equivalent Fraction.

     (d) Assignment: No stock option granted under the Plan may be assigned or transferred, other than as provided in Section 15 upon the death of the Grantee to whom the stock option was granted; provided, however, that the Committee or the Officers and Directors Stock Option Committee, may (but need not) permit other transfers, where the Committee or the Officers and Directors Stock Option Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an Incentive Option to fail to meet the requirements set forth in Section 422(b) of the Code (or any applicable successor to that Section) and (iii) is otherwise appropriate and desirable.

7.  TERMS AND CONDITIONS OF RESTRICTED STOCK

     (a) Performance Goals: The Committee or the Officers and Directors Stock Option Committee, in its Discretion, shall in the case of grants of Restricted Stock intended to qualify for an exception from the limitation imposed by
Section 162(m) of the Code (i) establish one or more performance goals ("Performance Goals") as a precondition to the grant of Restricted Stock awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined grants of specified numbers of shares of Restricted Stock to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied; provided, however, that the Officers and Directors Stock Option Committee shall retain the discretion to reduce the number of shares subject to the Restricted Stock grant prior to the award. The Performance Goals shall be based upon the achievement of (i) a specified level, of (x) the Company's consolidated pre-tax or after-tax earnings or EBITDA or (y) the pre-tax or after-tax earnings, or the EBITDA, of any particular subsidiary, division or other business unit of LNR or the Company,
(ii) the achievement of a specified level of revenues, earnings, costs, return on assets, return on equity, return on capital, return on investment, return on assets under management, net operating income or net operating income as a percentage of book value with regard to the Company, particular subsidiaries, divisions or business units of LNR or the Company, particular assets or groups of assets or particular employees or groups of employees, or (iii) any combination of the foregoing. Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the award of Restricted Stock hereunder, the Officers and Directors Stock Option Committee shall have certified that any applicable Performance Goals, and other material terms of the grant, have been satisfied. Notwithstanding the foregoing, Performance Goals which do not satisfy the foregoing provisions of this Section 7(a) may be established by the Committee or the Officers and Directors Stock Option Committee with respect to grants of Restricted Stock not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

     (b) Vesting Periods: In connection with the grant of a Restricted Stock award, whether or not Performance Goals apply thereto, the Committee or the Officers and Directors Stock Option Committee shall establish one or more vesting periods ("Vesting Periods") with respect to the shares of Restricted Stock granted hereunder, the length of which shall be determined in the Discretion of the Committee or the Officers and Directors Stock Option Committee. Subject to the provisions of this Section 7, the Restricted Stock agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable Vesting Period.

     (c) Assignment: No Restricted Stock granted under the Plan may be assigned or transferred, other than as provided in Section 15 upon the death of the Grantee to whom the Restricted Stock was granted; provided, however, that the Committee or the Officers and Directors Stock Option Committee may (but need not) permit other transfers, where the Committee or the Officers and Directors Stock Option Committee concludes that such transferability is appropriate and desirable.

     (d) Certificates: A stock certificate shall be issued with respect to shares of Restricted Stock awarded under the Plan. Such certificates shall be registered in the name of the Grantee. The certificates for shares of Restricted Stock issued hereunder may include any legend which the Committee or the Officers and Directors Stock Option Committee deems appropriate to reflect any restrictions on transfer hereunder or under the written agreement, or as the Committee or the Officers and Directors Stock Option Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

        The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan and a written agreement entered into between the registered owner and LNR Property Corporation. Copies of such Plan and agreement are on file in the offices of the LNR Property Corporation at 760 NW 107th Avenue, Suite 300, Miami, Florida, 33172.

     (e) The Committee or the Officers and Directors Stock Option Committee shall require that the stock certificates evidencing such shares be held in custody by LNR until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. If and when such restrictions so lapse, the stock certificates shall be delivered by LNR to the recipient or his or her designee.

8.  PAYMENT OF OPTION EXERCISE PRICE

     The exercise price of any stock option will be payable in cash or by check payable to the order of LNR, except that the Committee or the Officers and Directors Stock Option Committee may determine, in its Discretion, that the exercise price of the stock option may be paid by delivering shares of Common Stock with a fair market value at the date the stock option is exercised equal to all or any part of the exercise price, with any remaining balance to be paid in cash or by check payable to the order of LNR.

9.  WITHHOLDING PAYMENT

     If as a result of the exercise of a Nonqualified Option or a Stock Appreciation Right, or upon a disqualifying disposition (as that term is used in Section 422 of the Code) of shares acquired upon exercise of an Incentive Option or as a result of the lapse of restrictions on Restricted Stock (or other income recognition event, such as an election under Section 83 (b) of the Code), the Company is required to pay any amount as withheld income tax, the Company may, at its Discretion, either (i) reduce the number of shares of Common Stock issuable upon exercise of the stock option, or the cash or Common Stock to be paid or delivered upon exercise of the Stock Appreciation Right, by the amount of the required withholding (with the Common Stock valued at its fair market value on the date the stock option or Stock Appreciation Right is exercised), or
(ii) require that, as a condition to exercise of the stock option or Stock Appreciation Right or as a condition precedent to issuance of the Restricted Stock, the Grantee remit to the Company the amount of withholding tax required to be paid as a result of the exercise. If a person makes a disqualifying disposition (as that term is used in Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, that person will promptly notify the Company of the disqualifying disposition and pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition. If a person fails to reimburse the Company for any sum he or she is required to pay as a result of a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company may withhold that amount from any payments of salary or other payments the Company is required to make to the person or may take any other lawful steps to collect that amount from the person.

10.  WRITTEN AGREEMENT

     Promptly after a stock option, Stock Appreciation Right or Restricted Stock award is granted under the Plan, LNR will provide the Grantee of that stock option, Stock Appreciation Right or Restricted Stock with a written agreement containing the provisions of the stock option, Stock Appreciation Right or Restricted Stock. The terms of the agreement will be in accordance with the Plan, but may contain additional provisions and restrictions authorized by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, which are not inconsistent with the Plan. Each agreement relating to a stock option will state whether the stock option is or is not intended to be an Incentive Option. Each Grantee of a stock option, Stock Appreciation Right or Restricted Stock award granted under the Plan will be bound by the terms of the Plan and of the agreement relating to the stock option, Stock Appreciation Right or Restricted Stock.

11.  ADMINISTRATION OF THE PLAN

     (a) The Plan will be administered by the Committee or the Officers and Directors Stock Option Committee. The Officers and Directors Stock Option Committee shall be authorized to take action under the Plan as it relates to and in order to comply with Section 162(m) of the Code.

     (b) The Committee or the Officers and Directors Stock Option Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration.

     (c) Subject to the limitations contained in the Plan, the Committee or the Officers and Directors Stock Option Committee will have full power, in its Discretion, (i) to grant Incentive Options, Nonqualified Options, Stock Appreciation Rights or Restricted Stock to any one or more Key Employees or Directors, as applicable, (ii) to determine as to any stock option or Stock Appreciation Right granted to any Key Employee or Director the number of shares of Common Stock to which the stock option or Stock Appreciation Right will relate, the exercise price of the stock option or Stock Appreciation Right, the term of the stock option or Stock Appreciation Right, and all other terms of the stock option or Stock Appreciation Right and (iii) to determine the number of shares of Restricted Stock granted to any Key Employee or Director and all other terms of the Restricted Stock.

     (d) In exercising its powers under the Plan, the Committee or the Officers and Directors Stock Option Committee may act in its sole discretion, with no requirement that it follow past practice or treat one employee, officer or Director in a manner consistent with the treatment afforded to any other employee, officer or Director.

     (e) All actions taken and decisions made by the Committee or the Officers and Directors Stock Option Committee will be binding and conclusive on all Grantees of stock options, Stock Appreciation Rights or Restricted Stock granted under the Plan and all other officers, employees and Directors of the Company, and on their respective legal representatives and beneficiaries. No member of the Committee or the Officers and Directors Stock Option Committee will be liable for any determination made or action taken in good faith with respect to the Plan or any stock options, Stock Appreciation Rights or Restricted Stock granted under the Plan, or for any decision not to grant stock options, Stock Appreciation Rights or Restricted Stock under the Plan to any officer, employee or Director of the Company.

12.  SHARES AVAILABLE FOR OPTIONS

     The aggregate number of shares of Common Stock which may be issued as Restricted Stock or upon exercise of stock options (including Assumed Options) or Stock Appreciation Rights granted under this Plan is 4,615,600 shares (inclusive of the 2,000,000 shares authorized under the Plan as approved on October 30, 1997), subject to adjustment as provided in Section 14. Any shares of Restricted Stock or shares which are subject to stock options or Stock Appreciation Rights which terminate or are surrendered (including shares subject to stock options which are deemed surrendered because of exercise of Stock Appreciation Rights, to the extent the shares are not issued on exercise of the Stock Appreciation Rights) will be available to be issued as Restricted Stock or on exercise of subsequently granted stock options or Stock Appreciation Rights. Any shares as to which stock options or Stock Appreciation Rights are exercised but which are retained by LNR to pay the exercise price of stock options, to reimburse the Company for paying withholding taxes or otherwise, will be deemed to have been issued upon exercise of stock options or Stock Appreciation Rights, and will not be available to be issued as Restricted Stock or on exercise of other stock options or Stock Appreciation Rights.

13.  LAWS AND REGULATIONS

     The obligation of the Company to issue shares of Stock upon exercise of stock options or shares of Restricted Stock will be subject to (a) the condition that counsel for the Company is satisfied that the sale and delivery will be in compliance with the Securities Act of 1933, as amended, and all other applicable laws, rules or regulations, and (b) the condition that the shares of stock reserved for issuance under the Plan have been authorized for listing on any securities exchange or exchanges on which the Common Stock is listed.

14.  MODIFICATION OF NUMBERS OF SHARES AND OTHER SECURITIES

     If (a) the Company at any time is involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or similar transaction,
(b) there is a stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of LNR, or a distribution to holders of Common Stock other than a cash dividend or (c) any other event occurs which in the judgment of the Committee necessitates an adjustment to the terms of the outstanding stock options, Stock Appreciation Rights or Restricted Stock which were issued under the Plan, the Committee or the Officers and Directors Stock Option Committee may make such modifications in terms of outstanding stock options, Stock Appreciation Rights or Restricted Stock as in its judgment are appropriate so the Grantees' rights will be substantially proportionate to the rights existing prior to the event, and to maintain the continuing availability of shares under
Section 12 (if shares are otherwise then available) including, without limitation, adjustments in (i) the number and kind of shares subject to stock options or Restricted Stock, (ii) the exercise price of outstanding stock options and (iii) the number and kind of shares available under Section 12. To the extent that such action includes an increase or decrease in the number of shares subject to outstanding options, Stock Appreciation Rights or Restricted Stock, the number of shares available under Section 12 above will be increased or decreased, as the case may be, proportionately. In addition, the limits on the number of options or Restricted Stock that may be granted to an individual under Sections 3 and 5 may be adjusted proportionately. The judgment of the Committee or the Officers and Directors Stock Option Committee with respect to any matter referred to in this Section 14 will be conclusive and binding upon each Grantee without the need for any amendment to the Plan or any stock options, Stock Appreciation Rights or Restricted Stock which had been granted under the Plan.

15.  EFFECTS OF TERMINATION OF EMPLOYMENT

     (a) Unless otherwise provided in an individual written agreement pursuant to Section 10 hereof, each Nonqualified Option and related Stock Appreciation Right granted under the Plan will terminate when the Grantee ceases to be an officer, employee or Director of the Company, except that

          (i) If a Grantee of a Nonqualified Option dies while an officer, employee or Director of the Company, each Nonqualified Option and related Stock Appreciation Right granted under the Plan (or any predecessor) and held by the Grantee at the date of the Grantee's death shall become fully vested and may be exercised, by the Grantee's legal representative until 12 months after the date of death.

          (ii) If a Grantee of a Nonqualified Option ceases to be an officer, employee or Director of the Company,

             (A) after the Grantee becomes 65 years old,

             (B) because of the disability of the Grantee (as determined by the Committee in its Discretion), or

             (C) under other circumstances which the Committee or the Officers and Directors Stock Option Committee, in its Discretion, determines to justify continued exercise of stock options and related Stock Appreciation Rights, each Nonqualified Option and related Stock Appreciation Right held by the Grantee on the date the Grantee ceased to be an officer, employee or Director of the Company may be exercised, to the extent it was exercisable on the date the Grantee ceased to be an officer, employee or Director of the Company (or, with the consent of the Committee or the Officers and Directors Stock Option Committee in full) until the earlier of (x) three months after the date the Grantee ceased to be an officer, employee or Director of the Company, or (y) the date the stock option expires by its own terms.

     (b) Unless otherwise provided in an individual written agreement pursuant to Section 10 hereof, each Incentive Option and related Stock Appreciation Right granted under the Plan will terminate when the Grantee ceases to be an employee of the Company (whether or not the Grantee continues to be an officer of the Company), except that if the Grantee dies while an employee of the Company all Incentive Options and related Stock Appreciation Rights shall be fully exercisable, and each Incentive Option and related Stock Appreciation Right held at the date the Grantee ceases to be an employee of the Company may be exercised by the Grantee's legal representative until 12 months after the date of death. Moreover, if the Grantee ceases to be an employee of the Company under a circumstance described in clause (A), (B) or (C) of subparagraph (a) (ii), the Grantee may exercise each Incentive Option or related Stock Appreciation Right to the extent it was exercisable on the date the Grantee ceased to be an employee of the Company (or, with the consent of the Committee or Directors and Stock Option Committee in full), until the earlier of (x) three months after the Grantee ceases to be an employee of the Company or (y) the date the stock option expires by its own terms. Notwithstanding the above, if an Incentive Option is granted to a Director or officer, who is also an employee, in the event such Grantee ceases to be an employee, that option may be converted to a Nonqualified Option, under circumstances which the Committee or the Officers and Directors Stock Option Committee, in its Discretion deems appropriate, if that option is not exercised by the Grantee within three months of the time the Grantee ceases to be an employee, and shall thereafter be subject to the provisions of clause
(A), (B) or (C) of subparagraph (a) (ii) above so long as the Grantee remains a Director or officer.

     (c) Unless otherwise provided in an individual written agreement pursuant to Section 10 hereof, each nonvested Restricted Stock granted under the Plan will be forfeited when the Grantee ceases to be an officer, employee or Director of the Company, except that

          (i) If a Grantee of a nonvested Restricted Stock dies while an officer, employee or Director of the Company, such Restricted Stock shall become fully vested; however any Performance Goals under Section 7 must still be achieved prior to the award of such shares of Restricted Stock.

          (ii) If a Grantee of a nonvested Restricted Stock ceases to be an officer, employee or Director of the Company,

             (A) because of disability of the Grantee (as determined by the Committee or the Officers and Directors Stock Option Committee in its Discretion), or

             (B) under other circumstances as determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, such Restricted Stock shall (with the consent of the Committee or the Officers and Directors Stock Option Committee) not be forfeited; however, any Performance Goals under Section 7 must still be achieved prior to the award of such shares of Restricted Stock.

     (d) Notwithstanding the above, each stock option or Restricted Stock granted under the Plan (or any predecessor Plan) shall be fully vested and any Performance Goals shall be deemed to be met upon a Change in Control. For purposes of this Plan, a "Change in Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a "Group"), together with any affiliates thereof, other than a transaction with any wholly owned subsidiary of Company, (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group (other than Leonard Miller and any Permitted Transferees of Leonard Miller) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Company; (iv) a majority of the members of the Board of Directors of the Company are persons who were not directors on [date of this Plan] and whose election was not approved by a vote of at least a majority of the members of the Board of Directors of the Company in office at the time of the election who either were members of the Board of Directors on the [date of this Plan] or whose election as members of such Board of Directors was previously approved by such a majority.

     "Permitted Transferee" means, with respect to any person, (i) that person's spouse, (ii) a parent or lineal descendant (including an adopted child) of a parent of that person, or the spouse of a lineal descendant of a parent of that person, (iii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, that person, or a trustee, guardian or custodian for a Permitted Transferee of that person, (iv) the trustee of a trust (including a voting trust) for the benefit of that person and (v) a corporation, partnership, trust or other entity of which that person and Permitted Transferees of that Person are the beneficial owners of a majority in voting power of the equity.

16.  NO RIGHTS TO CONTINUED EMPLOYMENT

     Nothing in the Plan or in any stock option, Stock Appreciation Right or Restricted Stock granted under the Plan will give any officer, employee or Director of the Company a right to continue to be an officer, employee or Director of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer, employee or Director at any time for any reason whatsoever, with or without cause.

17.  RIGHTS AS A SHAREHOLDER

     A Grantee shall have no rights as a shareholder with respect to any shares covered by any stock option or Stock Appreciation Right or any shares of Restricted Stock until the issuance of a stock certificate to the Grantee for such shares.

18.  EFFECTIVE DATE

     The Plan was first adopted by the Board of Directors on October 30, 1997
and approved by shareholders on                . This restatement of the Plan
will be effective on the date it is adopted by the Board of Directors, provided that the stockholders of LNR approve this restatement within 12 months after it is adopted by the Board of Directors. Stock options, Stock Appreciation Rights and Restricted Stock may be granted prior to approval of the Plan by the stockholders of LNR, but each stock option, Stock Appreciation Right and Restricted Stock granted prior to stockholder approval of this restatement will be subject to approval of this restatement by the stockholders of LNR within 12 months after its adoption. No stock option or Stock Appreciation Right may be exercised or Restricted Stock become vested until the Plan is approved by the stockholders of LNR, and all stock options, Stock Appreciation Rights and Restricted Stock granted before the Plan is approved by the stockholders of LNR will automatically terminate at the end of 12 months after the Plan is adopted by the Board of Directors if the Plan is not approved by the stockholders of LNR by that date.

19.  AMENDMENTS OF THE PLAN

     The Board of Directors may amend the Plan at any time, except that no amendment to the Plan will be effective until it is approved by the stockholders of LNR if the amendment (a) increases the maximum number of shares which may be issued as Restricted Stock or upon exercise of stock options or Stock Appreciation Rights granted under the Plan, (b) changes the categories of persons eligible to receive stock options, Stock Appreciation Rights or Restricted Stock under the Plan or (c) materially increases the benefits officers or employees of the Company may receive under the Plan. No amendment to the Plan will change the exercise price, or otherwise alter any provision, of any stock option, Stock Appreciation Right or Restricted Stock which has been granted prior to the amendment, unless the Grantee of the stock option, Stock Appreciation Right or Restricted Stock consents to the change.

20.  TERMINATION OF THE PLAN

     The Plan may be terminated at any time by the Board of Directors. The Plan will terminate on the 10th anniversary of the date it is adopted by the Board of Directors unless it is terminated before that. No stock options, Stock Appreciation Rights or Restricted Stock may be granted after the Plan is terminated. However, termination of the Plan will not affect any stock option, Stock Appreciation Right or Restricted Stock which is outstanding when the Plan is terminated.

21.  GOVERNING LAW

     With respect to stock or options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any options or stock granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Grantees under, the Plan, the agreements and any options or stock granted thereunder shall be governed by applicable federal law and, to the extent not governed by federal law, by the laws of the State of Florida.

     As approved by the Board of Directors of LNR Property Corporation on February 11, 2000.

                                                                 SKU# 4934-PS-00

                                                                       EXHIBIT C



LNR93B                            DETACH HERE

                                     PROXY


                        LNR PROPERTY CORPORATION [LOGO]

                             760 N.W. 107th Avenue
                              Miami, Florida 33172

                         PROXY FOR 2000 ANNUAL MEETING
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart
A. Miller and Shelly Rubin, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at the Doral Park Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Wednesday, April 12, 2000, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.


SEE REVERSE                                                       SEE REVERSE
   SIDE                                                              SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE LISTED NOMINEES FOR ELECTION OF DIRECTORS AND FOR ALL OF THE OTHER PROPOSALS.

1.   ELECTION OF DIRECTORS:
     NOMINEES: (01) Leonard Miller, (02) Stuart A. Miller, (03) Steven J. Saiontz, (04) Sue M. Cobb, (05) Carlos M. de la Cruz, (06) Brian L. Bilzin and (07) Jeffrey P. Krasnoff

     FOR ALL NOMINEES [ ]  WITHHELD FROM ALL NOMINEES [ ]

[ ]  ______________________________________________
     For all nominees except as noted above

2. To vote upon a proposal to amend the Company's Certificate of Incorporation to divide the directors into three classes.

     FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

3. To vote upon a proposal to approve the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan.

     FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

4.   To transact such other business as may properly come before the meeting.

                                        MARK HERE FOR ADDRESS CHANGE AND
                                        NOTE AT LEFT [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature: ______________________________________  Date: ____________________


Signature: ______________________________________  Date: ____________________

                                     PROXY


                        LNR PROPERTY CORPORATION [LOGO]

                             760 N.W. 107th Avenue
                              Miami, Florida 33172

                         PROXY FOR 2000 ANNUAL MEETING
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart
A. Miller and Shelly Rubin, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at the Doral Park Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Wednesday, April 12, 2000, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Class B Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.


SEE REVERSE                                                       SEE REVERSE
   SIDE                                                              SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE LISTED NOMINEES FOR ELECTION OF DIRECTORS AND FOR ALL OF THE OTHER PROPOSALS.

1.   ELECTION OF DIRECTORS:
     NOMINEES: (01) Leonard Miller, (02) Stuart A. Miller, (03) Steven J. Saiontz, (04) Sue M. Cobb, (05) Carlos M. de la Cruz, (06) Brian L. Bilzin and (07) Jeffrey P. Krasnoff

     FOR ALL NOMINEES [ ]  WITHHELD FROM ALL NOMINEES [ ]

[ ]  ______________________________________________
     For all nominees except as noted above

2. To vote upon a proposal to amend the Company's Certificate of Incorporation to divide the directors into three classes.

     FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

3. To vote upon a proposal to approve the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan.

     FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

4.   To transact such other business as may properly come before the meeting.

                                        MARK HERE FOR ADDRESS CHANGE AND
                                        NOTE AT LEFT [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature: ______________________________________  Date: ____________________


Signature: ______________________________________  Date: ____________________